UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 18, 2012

ALLEZOE MEDICAL HOLDINGS, INC.

(a Delaware Corporation)

001-33090	98-0413066
(Commission File Number)	(IRS Employer Identification Number)

1800 NW Corporate Boulevard, Suite 201
Boca Raton, FL 33431
(Registrant’s address, including zip code)

(321) 452-9091
(Telephone number, including area code of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

We have entered into an Agreement and Plan of Merger (the "Acquisition Agreement") with HealthWatchSystems, Inc. (the "Seller"), dated as of July 18, 2012, pursuant to which the Seller will merge with and into a wholly-owned acquisition subsidiary of Allezoe Medical, HWS Acquisition Corp. which was formed for the purpose of undertaking the merger acquisition.  Following the merger, HWS Acquisition Corp. will change its corporate name to HealthWatchSystems, Inc. and will remain our wholly-owned subsidiary.  Our Board of Directors approved this Acquisition Agreement at a meeting held on July 20, 2012. At Closing the shareholders of Seller will receive common shares equal to 20 percent of the resulting common shares of Allezoe Medical issued and outstanding as a result of the merger, on a fully diluted basis. Closing of the merger is subject to our amending out Articles of Incorporation to increase the number of shares of common stock authorized, or to complete a reverse split of our common stock, so that there are sufficient common shares authorized and available to close the merger transaction.  This will require approval by our shareholders and we have agreed to file the required proxy materials with the SEC within five business days of the approval of the Acquisition Agreement by our Board of Directors.

OVWatch (www.ovwatch.com) is a privately held medical device company focused on solutions for infertility problems in couples seeking to have children.  OV-Watch® is a non-invasive, wrist watch-like medical device that provides four days advance notice of ovulation to maximize conception opportunities. The product is FDA cleared (510k) is currently being marketed in the US and is also approved in Canada and Europe.  The OV-Watch has been featured on The Doctor’s Show, Fox and Friends television, The Tyra Banks Show and other television and radio shows and is available on-line.

According to Jack Luchese, Chairman and CEO of OVWatch: “More and more people now appreciate that urine based test methodology is 15 years old and has many limitations. The inventors of the OV-Watch set out to design a new, better, less stressful, more modern solution for couples trying to build their families. The OV-Watch advanced fertility prediction device is the newest technology available and by design, it is definitely NOT LH-based, but instead relies on a woman’s own individualized, hormonal cycle. The OV-Watch knows that cycles are not consistent from period to period, and, using microscopic samples of the users own skin perspiration, the OV-Watch has been clinical proven to provide accurate predictions of the entire fertility cycle. More important is the fact that the OV-Watch provides a couple with four full days advance notice of ovulation and those four days have been clinically proven to be the best days to have intercourse leading to conception.  The OV-Watch is worn at night and provides optimized results in the morning, pin-pointing the ideal time for conception.”

The foregoing summary of the Acquisition Agreement is not complete, and is qualified in its entirety by reference to the full text of the Agreement and Plan of Merger, which is attached as an exhibit to this Current Report. That agreement should be reviewed carefully for a complete understanding of the terms and conditions associated with this transaction; however, the agreement (including, without limitation, our representations and warranties contained in those agreements) is not intended to provide factual information about us. Rather, the disclosures contained in our reports filed with the SEC under the Securities Exchange Act of 1934, as amended, should be reviewed for any such factual information.

There can be no assurance that the conditions to acquisition of HealthWatchSystems, Inc. will be satisfied at any time or times or that we will actually complete the transactions contemplated by the Acquisition Agreement.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

d.

Exhibits.

The agreements listed below are filed with and made a part of this Current Report. The disclosure schedules referenced in and attached as exhibits to the original Agreemetn and Plan of Merger have been omitted as not material and in order to protect confidentiality of the business and activities of the parties.

In reviewing the agreements included (or incorporated by reference) as exhibits to this Current Report on Form 8-K, please note that the agreements are included only to provide information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

-

should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

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 have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

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 may apply standards of materiality in a way that is different from what may be viewed as material to sellers; and

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 were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found in our public filings, which are available without charge through the SEC's website at http://www.sec.gov.

Exhibit Number	Description of Exhibit
10	Agreement and Plan of Merger dated as of July 18, 2012 between Allezoe Medical Holdings, Inc., HWS Acquisition Corp. and HealthWatchSystems, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allezoe Medical Holdings, Inc.

Date: July 23, 2012	By: /s/ Michael Gelmon
Name: Michael Gelmon Title: Chairman of the Board and CEO

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